Exhibit 99.1

SMG Industries, Inc. Appoints Jeffrey Martini as Chief Executive Officer

HOUSTON, TX, Dec. 21, 2020 (GLOBE NEWSWIRE) -- SMG Industries, Inc. (the “Company”) (OTCQB:SMGI), a growth-oriented transportation services business operating in the Southwest United States, today reported that Mr. Jeffrey Martini has agreed to join effective immediately in the role of Chief Executive Officer.  Further, it reported that Mr. Matthew Flemming, former Chief Executive Officer, is assuming the role of Chief Business Development Officer.

Mr. Martini is an accomplished executive, having served as a senior operations and finance leader in several different businesses over the last 20 years.  He has been a part of larger, publicly held organizations, as well as middle-market and startup companies.  He began his career in the pulp and paper industry in a series of cost accounting and financial reporting roles, eventually establishing a base in Houston serving the oil and gas industry.

Previously, he served as an executive officer of Stewart & Stevenson Services, Inc., a leading on-highway equipment provider and servicer.  During his time there, he oversaw the growth of the MTU/Detroit Diesel, Allison, and Freightliner businesses into new territories and markets.  In particular, Mr. Martini led the expansion of the business model into truck dealerships, serving owner/operators and fleet owners.

Also, he recently led the transportation services function of a large production equipment manufacturer to deliver heavy haul and over-dimensional freight.

Mr. Martini commented, “I am grateful for the opportunity to lead the valuable brands that are owned by SMG Industries, especially the 5J Transportation Group.  With 5J’s unique capabilities in heavy haul and now the super heavy business, there are real and near-term market opportunities for profitable growth.”

In addition to his experience in transportation businesses, Mr. Martini’s roles have spanned numerous companies in a variety of industries, including heavy manufacturing, energy services, equipment distribution, and field service.  He is a Magna Cum Laude graduate of Gettysburg College, is a member of the Phi Beta Kappa Society, and maintains an active Certified Public Accountancy license.

Mr. Flemming will remain an executive officer of the Company and will be responsible for business development, commercial rationalization, and capital market management.

“The Company’s Board of Directors is pleased to welcome Mr. Martini to its management team and is thankful that the Company will still benefit from Mr. Flemming’s contributions,” the Company’s Board said in a statement. “We look forward to Jeff bringing his unique talents to SMG and anticipate that the Company and its customers and shareholders will all benefit.  Combined with Mr. Flemming’s M&A and capital markets experience, the Board believes the future for SMG is, indeed, very bright!”

About SMG Industries, Inc.:  SMG Industries is a growth-oriented transportation and industrial services company that operates throughout the Southwest United States.  Through its Transportation Services segment, the Company’s wholly owned business, the 5J Transportation Group (“5J”), offers heavy haul, super heavy haul, hot shot, and drilling rig mobilization services. 5J’s over-dimensional permitted jobs can support up to 500-thousand-pound loads which include wind energy, power generation components, bridge beams, compressors, refinery, and construction equipment. The Company’s Industrial Services segment has two wholly owned subsidiaries MG Cleaners and Trinity Services offering industrial strength proprietary branded products including detergents, surfactants and degreasers, cleaning equipment and services and repair crews. Trinity Services offers construction services including multi-well pads, lease roads and pit closures.  SMG Industries, Inc. headquartered in Houston, Texas maintains facilities in Carthage, Floresville, Henderson, Odessa, Palestine, and Waskom, Texas.  Read more at www.SMGindustries.com.

Contact:

SMG Industries, Inc. +713-821-3153

SOURCE: SMG Industries, Inc.